EXHIBIT 3.01



                            ARTICLES OF INCORPORATION
                                       OF
                             DEER VALLEY CORPORATION

     The undersigned, acting as incorporator of the captioned corporation under the Florida Business Corporation Act, adopts the following Articles of Incorporation, to be effective as of July 21, 2006:

FIRST:  The  name  of  the  corporation  is  DEER  VALLEY  CORPORATION  (the
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"Corporation"),  and  its  mailing  address is 4904 Eisenhower Blvd., Suite 185,
Tampa,  Florida  33634.

SECOND:  The address of the registered office of the Corporation in the State of
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Florida  is  220 South Franklin Street, Tampa, Florida 33602 and the name of its registered  agent  at  such  address  is  Brent  Jones.

THIRD:  The nature of the business or purposes to be conducted or promoted is to
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engage  in  any  lawful  act or activity for which corporations may be organized under  the  Act.

FOURTH:  The  total number of shares of capital stock that the Corporation shall
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have  the  authority  to  issue  shall  be  110,000,000  shares,  consisting  of
100,000,000 shares of common stock, $0.001 par value per share ("Common Stock"), and 10,000,000 shares of preferred stock, $.01 par value per share ("Preferred Stock").

FIFTH:  Charles  G.  Masters is the Incorporator, President, and Chief Executive
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Officer  of  the  Corporation.  His address is 4904 Eisenhower Blvd., Suite 185,
Tampa,  Florida  33634.

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation:

A.   COMMON  STOCK.
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     1.  General.  The voting, dividend and liquidation rights of the holders of
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the  Common  Stock  are subject to and qualified by the rights of the holders of the Preferred Stock of any Series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

     2.  Voting.  The  holders  of Common Stock will be entitled to one vote per
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share  on  all  matters  to  be voted on by the stockholders of the Corporation.
There  shall  be  no  cumulative  voting.

     3.  Dividends.  Dividends may be declared and paid on the Common Stock from
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funds  lawfully  available  therefor  as  and  when  determined  by the Board of
Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

     4.  Liquidation.  Upon  the  dissolution or liquidation of the Corporation,
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whether  voluntary  or  involuntary, holders of Common Stock will be entitled to

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receive  all  assets  of  the  Corporation  available  for  distribution  to its stockholders, subject to any preferential liquidation rights of any then outstanding Preferred Stock.


B.   PREFERRED  STOCK.
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     Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. No share of Preferred Stock that is redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided herein or by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided herein, in any such resolution or resolutions, or by law.

     Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the laws of Florida. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise provided by law, by these Articles of Incorporation, or by written contracts, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of the Articles of Incorporation.

SIXTH:  In furtherance of and not in limitation of powers conferred by statute,
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it is further provided that:

          (a) (1) The business and affairs of the Corporation shall be managed under the direction of a Board of Directors, consisting of not less than three nor more than twelve Directors, the number of which shall be determined from time to time by resolution adopted by affirmative of a majority of Directors then in office. The Directors shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes, Class I, Class II, and Class III, each consisting as nearly as possible of one-third of the whole number of the Board of Directors. All Directors shall hold office until their successors are chosen and qualified, or until their earlier death, resignation, disqualification or removal. At the first election of Directors following adoption of this provision by the stockholders of the Corporation, Class I Directors shall be elected for a term of one year; Class II Directors shall be elected for a term of two years; and Class III Directors shall be elected for a term of three years; and at each annual election thereafter, successors to the Directors whose terms shall expire that year shall be elected to hold office for a term of three years, so that the term of office of one class of Directors shall expire in each year. Any vacancy on

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          the  Board of Directors that results from an increase in the number of
     Directors may be filled by the affirmative vote of a majority of the Directors then in office, and any other vacancy on the Board of Directors may be filled by the affirmative vote of a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall serve for a term equivalent to the remaining unserved portion of the term of such newly elected Director's predecessor.

          Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Articles of Incorporation applicable thereto, and such Directors shall not be divided into classes pursuant to this Article SIXTH (a)(1) unless expressly provided by such terms.

               (2)  Resignation  or  Removal  of  Directors. Any director or the
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          entire  Board  of Directors may be removed for "Cause," as hereinafter defined, by the holders of a majority of the stock issued and outstanding and entitled to vote at an election of directors; provided, however, that the directors elected by a particular class of stockholders may be removed only by the vote of the holders of a majority of the shares of such class. No director may be removed without "Cause" by vote of the stockholders. Any director may resign at any time by delivering a resignation in writing to the principal executive officer or the secretary or to a meeting of the Board of Directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time; and without in either case the necessity of its being accepted unless the resignation shall so state. No director resigning and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the Corporation) no director removed shall have any right to receive compensation as such director for any period following the director's resignation or removal, or any right to damages on account of such removal, whether the director's compensation be by the month or by the year or otherwise; unless in the case of a resignation, the directors, or in the case of removal, the body acting on the removal, shall in their or its discretion provide for compensation. For purposes of this Section 4.16, "Cause" means:

                    (A) willful and continued material failure, refusal or inability to perform one's duties to the Corporation or the willful engaging in gross misconduct materially and demonstrably damaging to the Corporation; or

                    (B) conviction for any crime involving moral turpitude or any other illegal act that materially and adversely reflects upon the business, affairs or reputation of the Company or on one's ability to perform one's duties to the Corporation.


               (3) Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by these Articles of

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          Incorporation,  may  be  called  by  the  Chairman  of  the  Board  of
          Directors or the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting and business to be transacted at any special meeting of the stockholders.

               (4) No amendment to the Articles of Incorporation of the Corporation shall amend, alter, or repeal any of the provisions of this Article SIXTH (a) unless the amendment effecting such amendment, alteration or repeal shall receive the affirmative vote of or consent of the holders of seventy-five percent (75%) of all shares of stock of the Corporation entitled to vote at a meeting of stockholders held for the purpose of voting on such amendment, considered for the purposes of this Article SIXTH as one class; provided that this paragraph SIXTH
          (a)(4) shall not apply to, and such seventy-five percent (75%) vote shall not be required for, any such amendment recommended to the stockholders pursuant to a resolution of the Board of Directors approved by two-thirds of the Continuing Directors. For purposes of this paragraph SIXTH (a)(4), a "Continuing Director" shall mean any Director of the Corporation who is or becomes a Director on the date that this Article SIXTH is first adopted by the Corporation's stockholders or any Director elected by a majority of the Continuing Directors then in office to succeed any Director or to fill any vacancy on the Board of Directors whether resulting from an increase in the number of Directors or otherwise.

          (b) Subject to any applicable requirements of law, the books of the Corporation may be kept outside the State of Florida at such locations as may be designated by the Board of Directors or in the By-Laws of the Corporation.

          (c) The Board of Directors may from time to time determine whether, to what extent, at what times and places and under what conditions and regulations the accounts, books, and records of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book, or document of the Corporation, except as and to the extent expressly provided by law or expressly authorized by resolution of the Board of Directors.

          (d) Except as provided to the contrary in the provisions establishing a class of Stock, the number of authorized shares of such class may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of a majority of the stock of the Corporation entitled to vote, voting as a single class.

          (e) In addition to the powers and authority herein or by law expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Florida, these Articles of Incorporation and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

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SEVENTH:  The  following  provisions  shall  apply  with  respect  to  the
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indemnification of, and advancement of expenses to, certain parties as set forth below:

A.   INDEMNIFICATION.
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     1.  Proceedings  Other  than  by  or  in  the Right of the Corporation. The
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Corporation  shall  indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving or has agreed to serve, at the request of the Corporation, as a director, officer, or trustee of, or in a similar capacity with, another corporation (including any partially or wholly owned subsidiary of the Corporation), partnership, joint venture, trust, or other enterprise (including any employee benefit plan) (each of such persons being referred to as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee or on the Indemnitee's behalf in connection with such action, suit or proceeding and any appeal therefrom, if (A) the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation and (B) with respect to any criminal action or proceeding, the Indemnitee had no reasonable cause to believe. the Indemnitee's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith, did not act in a manner that the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, did not have reasonable cause to believe that the Indemnitee's conduct was unlawful. Notwithstanding anything to the contrary in this Article SEVENTH, except as set forth in Section C.2. of this Article SEVENTH, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.

     2. Proceedings by or in the Right of the Corporation. The Corporation shall
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indemnify  any  Indemnitee  who  was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in the Corporation's favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving as a director, officer or trustee of; or in a similar capacity with, another corporation (including any partially or wholly owned subsidiary of the Corporation), partnership, joint venture, trust, or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by the Indemnitee or on the Indemnitee's behalf in connection with such action, suit or proceeding and any appeal therefrom, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to the

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Corporation  unless  and only to the extent that a Court of the State of Florida shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees) that the Court shall deem proper.

     3.  Expenses  of Successful Indemnitee. Notwithstanding any other provision
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of  this  Article SEVENTH, to the extent that an Indemnitee has been successful, on the merits or otherwise (including a disposition without prejudice), in defense of any action, suit or proceeding referred to in Section A.1. or 2. of this Article SEVENTH, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, the Indemnitee shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by the Indemnitee or on the Indemnitee's behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (A) the disposition being adverse to the Indemnitee,
(B) an adjudication that the Indemnitee was liable to the Corporation, (C) a plea of guilty or nolo contendere by the Indemnitee, (D) an adjudication that the Indemnitee did not act in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and (E) with respect. to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe the Indemnitee's conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

     4.  Partial  Indemnification.  If  any  Indemnitee  is  entitled  under any
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provision  of  this  Section  A.  to  indemnification  by  the Corporation for a portion, but not all, of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by the Indemnitee or on the Indemnitee's behalf in any appeal therefrom, the Corporation shall indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

B.   ADVANCEMENT  OF  EXPENSES.
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     Subject  to  Section  C.2.  of  this Article SEVENTH, in the event that the
Corporation does not assume a defense pursuant to Section C.1. of this Article SEVENTH of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article SEVENTH, any expenses (including attorneys' fees) incurred by an Indemnitee. in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article SEVENTH. Any such undertaking by an Indemnitee shall be accepted without reference to the financial ability of the Indemnitee to make such repayment.

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C.   PROCEDURES.
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     1.  Notification  and  Defense  of  Claim.  As a condition precedent to any
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Indemnitee's  right  to  be indemnified, the Indemnitee must promptly notify the
Corporation in writing of any action, suit, proceeding, or investigation involving the Indemnitee for which indemnity will or may be sought. With respect to any action, suit, proceeding, or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume. the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee, provided that the Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such claim. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided in this Section C.1. The Indemnitee shall have the right to employ the Indemnitee's own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (A) the employment of counsel by the Indemnitee has been authorized by the Corporation, (B) counsel to the Indemnitee has reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (C) the Corporation has not in fact employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation except as otherwise expressly provided by this Article SEVENTH.

     2.  Requests and Payment. In order to obtain indemnification or advancement
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of  expenses pursuant to this Article SEVENTH, an Indemnitee shall submit to the
Corporation   a   written  request   therefor,   which   request  shall  include
documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee
is   entitled   to   indemnification   or  advancement  of  expenses.  Any  such
indemnification or advancement of expenses shall be made promptly, and in any event within sixty days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section A.1, A.2., or
B. of this Article SEVENTH, the Corporation determines, by clear and convincing evidence, within such sixty-day period, that any Indemnitee did not meet the applicable standard of conduct set forth in Section A.1. or A.2. of this Article SEVENTH. Such determination shall be made in each instance by (A) a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), even though less than a quorum, (B) a majority vote of a quorum of the outstanding shares of capital stock of all classes entitled to vote for directors, which quorum shall consist of stockholders who are not at that time parties to the action, suit, proceeding or investigation in question, (C) independent legal counsel (who may be regular legal counsel to the Corporation), or (D) a court of competent jurisdiction.

     3.  Remedies.  The right of an Indemnitee to indemnification or advancement
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of  expenses  pursuant  to  this  Article  SEVENTH  shall  be enforceable by the
Indemnitee in any court of competent jurisdiction if the Corporation denies, in whole or in part, a request of an Indemnitee in accordance with the preceding

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Paragraph  2.  or  if no disposition thereof is made within the sixty-day period referred to in the preceding Paragraph 2. Unless otherwise provided by law, the burden of proving that an Indemnitee is not entitled to indemnification or advancement of expenses pursuant to this Article SEVENTH shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met any applicable standard of conduct, nor an actual determination by the Corporation pursuant to the preceding Section
C.2. that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing the Indemnitee's right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

D.   RIGHTS  NOT  EXCLUSIVE.
     ----------------------

     The right of an Indemnitee to indemnification and advancement of expenses pursuant to this Article SEVENTH shall not be deemed exclusive of any other rights to which the Indemnitee may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in the Indemnitee's official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to serve in the capacity with respect to which the Indemnitee's right to indemnification or advancement of expenses accrued, and shall inure to the benefit of the estate, heirs, executors, and administrators of the Indemnitee. Nothing contained in this Article SEVENTH shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures supplemental to those set forth in this Article SEVENTH. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article SEVENTH. In addition, the Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation (including any partially or wholly owned subsidiary of the Corporation), partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by such a person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the laws of the State of Florida.

E.   SUBSEQUENT  EVENTS.
     -------------------

     1.  Amendments  of  Article  or Law. No amendment, termination or repeal of
         --------------------------------
this Article SEVENTH or of any relevant provisions of the Florida Statutes or any other applicable law shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions of this Article SEVENTH with respect to any action, suit, proceeding, or investigation arising out of or relating to any actions, transactions, or facts occurring prior to the effective date of such amendment, termination or repeal. If the Florida Statutes are amended after adoption of this Article SEVENTH to expand further the indemnification permitted to any Indemnitee, then the Corporation shall indemnify the Indemnitee to the fullest extent permitted by the law of the State of Florida, as so amended, without the need for any further action with respect to this Article SEVENTH.

     2.  Merger  or  Consolidation.  If  the  Corporation  is  merged  into  or
         -------------------------
consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article SEVENTH with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or factors occurring prior to the date of such merger or consolidation.

F.   INVALIDATION.
     ------------

     If any or all of the provisions of. this Article SEVENTH shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable provision of this Article SEVENTH that shall not have been invalidated and to the fullest extent permitted by the laws of the State of Florida or any other applicable law.

G.   DEFINITIONS.
     -----------

     Unless defined elsewhere in these Articles of Incorporation, any term used in this Article SEVENTH and defined in the Act shall have the meaning ascribed to such term in the Act.

EIGHTH:  Whenever  a  compromise  or  arrangement  is  proposed  between  this
------
Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Florida may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of the Florida Statutes or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of the Florida Statutes order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said application has been reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

NINTH:  No  director  of  the  Corporation  shall  be  personally  liable to the
-----
Corporation or to any of its stockholders for monetary damages arising out of such director's breach of fiduciary duty as a director of the Corporation, except to the extent that the elimination or limitation of such liability is not permitted by the Act, as the same exists or may hereafter be amended. No amendment to or repeal of this ARTICLE NINTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of the director occurring prior to such amendment or repeal.

TENTH:  The  Corporation  reserves  the right to amend, alter, change, or repeal
-----
any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute and these Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, any other provision of law, these Articles of Incorporation or the By-Laws, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of capital stock of the corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, Article SIXTH or Article TENTH of these Articles of Incorporation.

     IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this 21st day of July, 2006.



                                  DEER  VALLEY  CORPORATION


                                  By: /s/ Charles G. Masters
                                     -----------------------------------
                                  Name:   Charles  G.  Masters
                                  Title:  Incorporator,  President,  and
                                          Chief  Executive  Officer

                             CERTIFICATE DESIGNATING
                             -----------------------
                                REGISTERED AGENT
                                ----------------

     Pursuant to the provisions of Sec.Sec.48.091 and 607.0501, Florida Statutes, DEER VALLEY CORPORATION, desiring to organize under the laws of the State of Florida, hereby designates Brent A. Jones, an individual resident of the State of Florida, as its Registered Agent for the purpose of accepting service of process within such state and designates 220 S. Franklin Street, Tampa, Florida 33602, the business office of its Registered Agent, as its Registered Office.

                                         DEER  VALLEY  CORPORATION



                                         By: /s/ Charles G. Masters
                                            -----------------------------------
                                            Charles  G.  Masters,  Incorporator


                                 ACKNOWLEDGMENT
                                 --------------

     I hereby accept my appointment as Registered Agent of the above named corporation, acknowledge that I am familiar with and accept the obligations imposed by Florida law upon that position, and agree to act as such in accordance with the provisions of Sec.Sec.48.091 and 607.0505, Florida Statutes.

                                              /s/ Brent A. Jones
                                              ---------------------------------
                                              Brent  A.  Jones






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